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                                                                    EXHIBIT 10.2

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of this 26 day of January, 2001, by and between GLOBEDRIVE.COM INC., a Delaware corporation (the "COMPANY") and PLANET ZANETT CORPORATE INCUBATOR, INC., a Delaware corporation (the "INVESTOR").

                                    RECITALS

         A. The Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, Four Hundred Fifty (450) shares of the Company's Common Stock, without par value (the "COMMON STOCK"), on the terms and conditions set forth in that certain Common Stock Purchase Agreement, of even date herewith, by and between the Company and the Investor (the "PURCHASE AGREEMENT"). Capitalized terms used herein but not otherwise defined shall have the meaning given such terms in the Purchase Agreement.

         B. The Purchase Agreement provides that the Investor shall be granted certain information, registration rights and rights of first refusal, all as more fully set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       INFORMATION RIGHTS.

         1.1. FINANCIAL INFORMATION. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds at least ten percent (10%) of the issued and outstanding shares of Common Stock of the Company, the Company will:

                  (a) ANNUAL REPORTS. Furnish to the Investor, as soon as practicable and in any event within sixty (60) days after the end of each fiscal year of the Company, a Balance Sheet as of the end of such fiscal year, a Statement of Income and a Statement of Cash Flows of the Company for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by an independent certified public accountant selected by the Company and acceptable to the Investor. Draft copies of the annual Balance Sheet, Statement of Income and Statement of Cash Flows, if any, shall be furnished to the Investor immediately following their receipt by the Company.



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                  (b)      QUARTERLY REPORTS. Furnish to the Investor as soon as
practicable, and in any case within thirty (30) days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly and year-to-date unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows, together with a management report thereon. Management reports shall include a budget variance analysis and a discussion and analysis of the related financial statements.

                  (c) ANNUAL BUDGET AND MANAGEMENT REPORTS . Furnish to the Investor, as soon as practicable and in any event no later than forty-five (45) days before the close of each fiscal year of the Company, a management report and an annual operating plan and budget, prepared on a quarterly basis, for the next immediate fiscal year, and on a basis consistent with prior periods (including, among other items, appropriate reserves, accruals and provisions for income taxes). The Company shall also furnish to the Investor, within a reasonable time of its preparation, any amendments to the annual budget that have been prepared at the discretion of or for presentation to the Board. Such budget shall include underlying assumptions and a qualitative description of the Company's plan by the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller in support of that budget.

                  (d) MATERIAL EVENTS. The Company will notify the Investor, as soon as possible and in any event within ten (10) days, of (i) the existence and status of any litigation, pending or threatened, which could, in the event of an unfavorable outcome, have a material adverse effect upon the financial condition or results of operations of the Company considered in the aggregate, (ii) any material change in any material fact or circumstance represented or warranted in this Agreement and (iii) a default or any event or occurrence which with lapse of time or notice or both could become a default under the Purchase Agreement. Such notice shall contain a reasonably detailed statement outlining such default or event, and the Company's proposed response.

                  (e)      CONFIDENTIALITY.


                                    (i)      The Investor recognizes that the
customer lists, plans, marketing methods and systems, business prospects, pricing information, inventions, discoveries, or any secret or other proprietary information, knowledge or data (in oral, written, or in machine- readable form) of the Company relating to its operations are valuable, special and unique assets of the business of the Company. Therefore, the Investor shall not, either during the term of this Agreement or thereafter, disclose any of the Company's lists of customers or part thereof, plans, concepts, marketing methods and systems, business prospects, pricing information, inventions, discoveries, or secrets or other proprietary information coming into to its possession to any person, firm, corporation or other entity for any reason whatsoever without advance written authorization by the Company; PROVIDED, HOWEVER, that the Investor may, in the ordinary course of business, but subject to the prior written approval of the Company, which written approval shall not be unreasonably withheld, provide the financial results of the Company to third parties in the same manner such information is provided by the Investor with respect to its portfolio companies.


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                                    (ii)     The obligations of the Investor in
relation to confidentiality shall not apply to the extent that any information
(i) is required to be disclosed in accordance with any law, rule, regulation or order of any court, arbitration panel, governmental, regulatory or self-regulatory authority or audit requirement or (ii) has entered into the public domain other than by a breach of duty on the part of the Investor. The Investor will provide the Company with reasonable notice prior to making a disclosure of confidential information pursuant to an order of any court, arbitration panel, governmental, regulatory or self-regulatory authority. .

                                    (iii)    The Company expressly acknowledges
that certain information about the Company will be disclosed by the Investor, or an affiliate thereof, in filings made pursuant to applicable law.

                  (f) SUBSTITUTE FINANCIALS. In the event the Company fails to provide the reports required by SECTION 1.1, the Investor may give the Company notice requesting immediate delivery of such reports. If the Company fails to deliver such reports within a two-week period after receipt of such notice from the Investor, then the Investor, shall have the right and authority, at the Company's sole expense, to retain the services of a nationally recognized accounting firm of its choice (the expense of which shall not exceed the usual and customary expenses associated with the preparation of such reports), to prepare such reports for the purpose of delivering them to the Investor. All fees and costs associated with such actions by Investor shall be the sole expense of the Company.

                  (g) OTHER INFORMATION. The Company shall provide such other financial data and operational information as may reasonably be requested in writing by the Investor within twenty (20) days after the later of (i) the close of each calendar month and (ii) the date of the Investor's request. The Company shall provide to the Investor, promptly upon request, such other information as the Investor shall reasonably request in order for the preparation of annual, quarterly and other reports filed by the Investor under the Securities Act of 1933 and the Securities Exchange Act of 1934.

                  (h) VARIANCE REPORTS; CERTIFICATIONS. Each of the financial statements and other reports described in this SECTION 1.1 shall be accompanied by a report of the Chief Financial Officer, Chief Accounting Officer or Controller of the Company explaining any material variances in such financial statement or report from the Company's operating plan and budget for the quarter covered and stating that such financial statement or report fairly presents the financial position and financial results of the Company for the period covered.

                  (i) COMPANY'S FAILURE TO COMPLY. In the event that the Company fails to provide any information required by this Section 1.1, it shall reimburse the Investor for all fees and expenses of accountants incurred in the preparation of such financial statement and management reports necessary for the Investor to comply with its reporting requirements.

         1.2. INSPECTION RIGHTS. The Company shall permit a designated representative of the Investor, at the Investor's expense, to visit and inspect the Company's properties, to examine its

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books of account, operational records, and reports and to discuss the business, operations, and financial affairs of the Company with its respective officers, upon not less than seven (7) days advance written notice thereof to the Company and which inspection shall not disrupt the business and operations of the Company in any material way (e.g., such inspection shall not occur simultaneously with a new version release of the Company's product, etc.). The Company will provide the Investor's representatives with any additional information, opinions, certifications, and documents, in addition to those herein mentioned, relating to the operation of the Company as may be reasonably requested.

         1.3. TERMINATION OF CERTAIN RIGHTS. The Company's obligations under SECTIONS 1.1 and 1.2 above will terminate upon (a) the consummation of a Qualified Public Offering (as defined in Section 5.1(c) of the Stockholders' Agreement) or (b) a consolidation or merger of the Company with or into any other corporation in which the holders of record of the Company's outstanding shares of stock immediately before such consolidation or merger hold (by virtue of securities issued as consideration in such transaction or otherwise) less than a majority of the voting power of the surviving corporation of such consolidation or merger, or the sale of all or substantially all of the assets of the Company (a "CHANGE OF CONTROL EVENT"). After a Qualified Public Offering, the Company shall provide the Investor with all reports normally provided to its shareholders.

         1.4. RULE 144A INFORMATION, PORTAL. Subject to the Investor's compliance with the shareholders' agreement by and among the Investor, the Company and the initial shareholders of the Company (hereinafter, the "Shareholders' Agreement"), and provided that the Company's common stock qualifies for designation as a PORTAL security under the rules and regulations of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkages ("PORTAL"), at all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in written form, upon the written request of the Investor, or a prospective purchaser of securities of the Company from the Investor, all information required by Rule 144A(d)(4)(i) of the Rules and Regulations promulgated under the Securities Act (the "144A INFORMATION"); the Company further agrees, upon written request, to cooperate with and assist the Investor or any member of PORTAL in applying to designate and thereafter maintaining the eligibility of the Company's securities for trading through PORTAL. With respect to each, the Company's obligations under this SECTION 1.4 shall at all times be contingent upon the Investor's obtaining from a prospective purchaser an agreement to use its commercially reasonable efforts to safeguard the 144A Information from disclosure to anyone other than employees of the prospective purchaser who require access to the 144A Information for the sole purpose of evaluating its purchase of the Company's securities.



2.       REGISTRATION RIGHTS.

         2.1.     DEFINITIONS. For purposes of this SECTION 2.1:


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                  (a)      REGISTRATION. The terms "REGISTER", "REGISTERED", and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means: (i) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of stock issued to the Investor that are now owned or may hereafter be acquired by the Investor or the Investor's permitted successors and assigns; and (ii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this SECTION 2.1(B), EXCLUDING in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this SECTION 2.1 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                  (c) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock which are Registrable Securities and are then (i) issued and outstanding or (ii) issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                  (d) HOLDER. The term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this SECTION 2 have been duly assigned in accordance with this Agreement.

                  (e) FORM S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (f) SECURITIES ACT. The term "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (g) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.


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




         2.2.     DEMAND REGISTRATION.

                  (a) REQUEST BY HOLDERS. If the Company shall receive at any time after one hundred eighty (180) days after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least a majority of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this SECTION 2.2 then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("REQUEST NOTICE") to all Holders, and use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this SECTION 2.2.

                  (b) UNDERWRITING. If the Holders initiating the registration request under this SECTION 2.2 ("INITIATING HOLDERS"), intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this SECTION 2.2 and the Company shall include such information in the written notice referred to in SECTION 2.2(A). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
SECTION 2.2 to the contrary, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a PRO RATA basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders). Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) MAXIMUM NUMBER OF DEMAND REGISTRATIONS. The Company is obligated to effect only two (2) Demand Registrations pursuant to this
SECTION 2.2.

                  (d) DEFERRAL. Notwithstanding anything to the contrary contained in the preceding subsection (c), if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this
SECTION 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than

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120 days after receipt of the request of the Initiating Holders; PROVIDED,
HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period.

                  (e) EXPENSES. All expenses incurred in connection with a registration pursuant to this SECTION 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (EXCLUDING underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this SECTION 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company), of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this SECTION 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities requested to be registered; PROVIDED HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this SECTION 2.2.

         2.3.     Piggyback Registrations.

                  (a) REGISTRATION RIGHTS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company, including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but specifically EXCLUDING registration statements relating to: (i) any registration under SECTION 2.2 or SECTION 2.4 of this Agreement; or (ii) any employee benefit plan, corporate reorganization or acquisition or other transactions under Rule 145 of the Securities Act of 1933, and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) UNDERWRITING. If a registration statement under which the Company gives notice under this SECTION 2.3 is for an underwritten offering, then the Company shall so advise the


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

Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this SECTION
2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST to the Company, and SECOND to each of the Holders ("Other Holders") requesting inclusion of their Registrable Securities in such registration statement on a PRO RATA basis based on the total number of Registrable Securities then held by each such Holder; PROVIDED, HOWEVER, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below a reasonable percentage of the shares included in the registration, except for a registration relating to the Company's initial public offering from which all Registrable Securities shall be excluded; and
(ii) all shares that are not Registrable Securities and are held by persons who are employees or directors of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any PRO RATA reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

                  (c) EXPENSES. All expenses incurred in connection with a registration pursuant to this SECTION 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

         2.4. FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of at least a majority of all Registrable Securities Then Outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

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


                  (a) NOTICE. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) REGISTRATION. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this SECTION 2.4:

                           (i)      if Form S-3 is not available for such
offering by the Holders;

                           (ii)     If the Company shall furnish to the Holders
a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be affected at such time in which event, the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4;

                           (iii)    if the Company has, within the twelve (12)
month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to SECTION 2.2 OR 2.4; or

                           (iv)     in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c)      EXPENSES. Subject to the foregoing, the
Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this
SECTION 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this SECTION 2.4, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.

                           (d)      NOT DEMAND REGISTRATION. Form S-3
registrations shall not be deemed to be a demand registration as described in
SECTION 2.2 above.


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



                           (e)      NUMBER OF FORM S-3 REGISTRATIONS. Upon
request in accordance with this SECTION 2.4, the Company is obligated to effect one (1) such registration annually pursuant to this SECTION 2.4.

         2.5. OBLIGATIONS OF THE COMPANY. Whenever required, upon request in accordance with this SECTION 2.5, to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously and as reasonably as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if

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

such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         2.6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to SECTIONS 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

         2.7. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this SECTION 2.


         2.8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under SECTIONS 2.2, 2.3 or 2.4:

                  (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i)      any untrue statement or alleged untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii)     the omission or alleged omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                           (iii)    any violation or alleged violation by the
Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 2.8(A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder, including without limitation, any information furnished by any Holder of the Company pursuant to
SECTION 2.6 hereof.

                  (b) BY SELLING HOLDERS . To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act (collectively "COMPANY INDEMNITEE"), against any losses, claims, damages or liabilities (joint or several) to which the Company or any such Company Indemnitee may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 2.8(B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that the total amounts payable in indemnity by a Holder under this SECTION 2.8(B) in respect of any Violation shall not exceed the gross proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) NOTICE. Promptly after receipt by an indemnified party under this SECTION 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 2.8.

                  (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreement of the Holders is subject to the conditions that, insofar as it relates to: (i) any Violation made in a prospectus in which the Company is selling securities; and (ii) any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of the Company if a copy of the Final Prospectus was furnished to the Holders and was not furnished by the Company to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this SECTION 2.8, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this SECTION 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this SECTION 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (a) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) SURVIVAL. The obligations of the Company and Holders under this SECTION 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

         2.9. "LOCK-UP" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED, HOWEVER, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

                  (b) all officers, directors then holding Common Stock and all holders of more than one percent (1%) of the outstanding capital stock of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         2.10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) Use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

         2.11. TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to SECTIONS 2.2 through 2.4 with respect to: (a) any request or requests for registration made by any Holder on a date more than four (4) years after the closing date of a Qualified Public Offering; (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to SECTION 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act, or under any replacement rule promulgated by the SEC permitting the resale of restricted securities without the necessity of a registration statement; or (c), in connection with any particular registration undertaken by the Company, any Holder who fails to provide promptly the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation and filing of said registration.

         2.12. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities Then Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under SECTION
2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in SECTION 2.2(A), or within one hundred twenty (120) days of the effective date of any registration effected pursuant to SECTION 2.2.

3.       PREEMPTIVE RIGHT.

         3.1. GENERAL. Each Holder and any party to whom such Holder's rights under this SECTION 3.1 have been duly assigned in accordance with SECTION 4.1(B) (each such Holder or assignee being hereinafter referred to as a "RIGHTS HOLDER") shall have the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "NEW SECURITIES" (as defined in SECTION 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "PRO RATA SHARE" for purposes of this right of first refusal shall mean a fraction, the numerator of which is (a) the number of Registrable Securities as to which such Rights

Holder is the Holder (or is deemed to be the Holder under SECTION 2.1(D)), and the denominator of which is (b) the number of shares of common stock of the Company then outstanding.

         3.2. NEW SECURITIES. "NEW SECURITIES" shall mean any common stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such common stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such common stock or preferred stock; PROVIDED, HOWEVER, that the term "New Securities" DOES NOT INCLUDE:

                  (a) up to 245,000 shares of the Company's Common Stock (or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company, and including in such number all Warrant Securities (as defined below);

                  (b) any shares of Common Stock issued under the Purchase Agreement, as such agreement may be amended;

                  (c) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("WARRANT SECURITIES"), and any securities issuable upon the conversion of any Warrant Securities;

                  (d) shares of the Company's Common Stock issued in connection with any stock split or stock dividend or similar event;

                  (e) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act; or

                  (f) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty-one percent (51%), or more of the voting power of such other corporation or entity or fifty-one percent (51%), or more of the equity ownership of such other entity, PROVIDED THAT , such acquisition was approved by (i) the Company's Investor Director (as defined below) or (ii) by holders of a majority of the outstanding shares of Common Stock.

         3.3. PROCEDURES. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "NOTICE"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "NONPURCHASING HOLDER"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "PURCHASING HOLDER") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "OVERALLOTMENT NOTICE"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within five (5) days after receiving the Overallotment Notice.

         3.4. FAILURE TO EXERCISE. To the extent that the Rights Holders fail to exercise in full the right of first refusal within such ten (10) plus five (5) day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this SECTION 3.4.

         3.5. TERMINATION. This right of first refusal shall terminate (a) upon consummation of a Qualified Public Offering, or (b) upon a merger, consolidation or sale of the stock or substantially all of the assets of the Company in which the shareholders of the Company immediately prior to such transaction do not retain a majority of voting power in the surviving entity( a "CHANGE OF CONTROL EVENT").

4.       ASSIGNMENT AND AMENDMENT.

         4.1.     ASSIGNMENT. Notwithstanding anything herein to the contrary:

                  (a)      INFORMATION RIGHTS. The rights of the Investor under
SECTION 1 hereof may be assigned only to (i) a Related Party (as defined below) or (ii) a party who acquires from the Investor (or the Investor's permitted assigns) at least ten percent (10%) of the Common Stock then owned by the Investor.

                  (b) REGISTRATION RIGHTS; PREEMPTIVE RIGHTS. The registration rights of a Holder under SECTION 2 hereof and the preemptive rights of a Rights Holder under SECTION 3 hereof may be assigned only to a party who acquires at least ten percent (10%), of the Common Stock then owned by the Investor; PROVIDED, HOWEVER, that no party may be assigned any of rights under
SECTION 4.1
unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and PROVIDED, FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this SECTION 4.1.

                  (c) ASSIGNMENTS BY THE INVESTOR. Notwithstanding anything to the contrary in SECTION 4.1(B), the Investor may assign any of its rights under this Agreement to a Related Party, provided, however, that it is concurrent with, subsequent to or in conjunction with an assignment of Common Stock to a Related Party. The Company expressly agrees to cooperate in effecting any such assignment.

         4.2. AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders holding shares of Common Stock representing a majority of all the Investor's Shares (as defined below) as of the date of any proposed amendment. As used herein, the term "INVESTOR'S SHARES" shall mean the shares of Common Stock issued under the Purchase Agreement. Any amendment or waiver effected in accordance with this SECTION 4.2 shall be binding upon the Investor, each Holder, each permitted successor or assignee of the Investor or Holder and the Company.

         4.3. RELATED PARTY. As used herein, the term "RELATED PARTY" with respect to any Holder means (i) any person or entity that, directly or indirectly, through one or more intermediaries, has voting control of, is controlled by, or is under common voting control with, such Holder; or (ii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners or persons or entities holding controlling interest of which consist of any Holder and/or such other persons or entities referred to in the immediately preceding clause (i); and (iii) any Holders' current partners, stockholders or members as the case may be, pro rata in accordance with the current distribution provision of such entities charter documents.

5.       COVENANTS OF THE COMPANY.

         5.1.     BOARD OF DIRECTORS; MEETINGS.

                  (a) So long as the Investor or its assignee holds shares of Common Stock, the Company will use commercially reasonable efforts to cause promptly the election to its Board of Directors and maintenance in office one
(1) person designated by the Investor (the "INVESTOR DIRECTOR"). The Company shall cause the Board of Directors to meet at least once every fiscal quarter.

                  (b) SPECIAL VOTING RIGHTS. The Company shall not, without the approval, by vote or written consent, of the Investor Director:

                           (i)      amend its Certificate of Incorporation in
any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Common Stock owned by the Investor;

                           (ii)     reclassify any outstanding shares of
securities of the Company;

                           (iii)    authorize or issue, or obligate itself to
issue any Common Stock or other stock of the Company, or any securities convertible into or exercisable or exchangeable for Common Stock of the Company;

                           (iv)     merge or consolidate with or into any
corporation;

                           (v)      sell all or substantially all the Company's
assets in a single transaction or series of related transactions;

                           (vi)     liquidate or dissolve;

                           (vii)    declare or pay any dividends (other than
dividends payable solely in shares of Common Stock) on or declare or make any other distribution (other than Permitted Repurchases), directly or indirectly, on account of any shares of Common Stock now or hereafter outstanding;

                           (viii)   redeem or repurchase any outstanding shares
of the Company's capital stock (other than Permitted Repurchases);

                           (ix)     adopt any annual operating or capital budget
or approve any material modifications thereto;

                           (x)      pay any bonuses to officers, directors or
employees of the Company not contemplated in an approved annual operating and budgets;

                           (xi)     award stock options, stock appreciation
rights or similar employee benefits or determine vesting schedules, exercise prices or similar features; provided that the Company shall have the right to issue or grant such stock options, stock appreciation rights or similar employee benefits convertible into up to an aggregate of fifteen percent (15%) of the shares of Common Stock on a fully diluted basis;

                           (xii)    pledge its assets or guarantee the
obligations of any other individual or entity;

                           (xiii)   incur indebtedness (other than trade
payables) in excess of $1,000,000 in the aggregate, including (A) the execution of any promissory note, loan agreement or other agreement evidencing indebtedness, (B) drawing upon a line of credit or similar credit facility, or (C) causing a letter of credit to be issued in the Company's name;

                           (xiv)    amend the Company's Bylaws to alter any
rights of the Investor Director or the holders of the Common Stock purchased by the Investor pursuant to the Purchase Agreement or to increase the size of the Board to more than five (5) directors;

                           (xv)     hire, retain or amend the compensation
arrangements with new executive officers of the Company or modify or extend any existing arrangement with current executive officers of the Company; or

                           (xvi)    enter into a new line of business unrelated
to its contemplated core business.

         5.2. MINUTES. The Company will deliver to the Investor copies of the complete minutes of all meetings of the Company's Board of Directors (including all committees thereof) and stockholders no later than the earlier of: (i) thirty (30) days after any such meeting; or (ii) the next successive board or stockholder meeting, as applicable.

         5.3. ADDITIONAL BOARD MEMBERS. Any appointment or nomination of additional directors, whether outside industry representatives or as a condition of securing additional financing, must be acceptable to the Investor, such approval not to be unreasonably withheld.

         5.4. BOARD COMMITTEES. The Investor shall have one (1) representative appointed to the audit and compensation committees of the Board of Directors, each committee to consist of not more than three (3) members, if such committees exist.

         5.5. BYLAWS. The Company shall at all times cause its By-laws to provide that, (a) unless otherwise required by the laws of the State of Delaware, the holders of at least fifty percent (50%) of the Common Stock owned by the Investor then outstanding shall be entitled to call a special meeting of the Board of Directors or stockholders of the Company and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Purchase Agreement. The Company shall at all times maintain provisions in its Bylaws or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware. To the extent that such coverage is available on commercially reasonable terms, the Company shall purchase, and at all times maintain, directors and officers liability insurance with coverage limits customary for similarly situated companies, but in no event less than $2,000,000 per occurrence.

         5.6. INVESTOR'S EXPENSES. Following each Closing, any reasonable expenses incurred by the Investor or its representatives on behalf of the Company, including reasonable expenses associated with attendance at meetings of the Board of Directors (other than observer expenses if the

Investor no longer has a representative elected to the Board), trade shows or similar meetings or events, shall be borne by the Company.

         5.7. SUBSIDIARIES OR JOINT VENTURES. The Company will not, without the prior approval of the Board of Directors, establish or invest in any subsidiary or joint venture.

         5.8. CONDUCT OF BUSINESS. The Company will duly observe and conform to or cause to be observed or conformed to all valid requirements of all governmental authorities relative to the conduct of the business of the Company or to its properties or assets, the failure to observe or conform to which would have a materially adverse effect on the business of the Company, and will maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of the business of the Company.

         5.9. PRESERVATION OF CORPORATE EXISTENCE. The Company shall preserve and maintain its respective corporate existence, rights, franchises and privileges in its jurisdiction of incorporation, and will qualify and remain qualified as a foreign corporation in every jurisdiction in which such qualification is necessary in view of the business and operations of the Company or the ownership of their respective properties.

         5.10. PERFORMANCE UNDER OTHER DOCUMENTS. The Company will promptly pay or perform or cause to be performed all payments and obligations required of it under the terms, agreements and covenants of the Purchase Agreement and the Related Agreements.

         5.11. PERFORMANCE OF OBLIGATIONS. The Company will promptly perform or cause to be performed every commitment, undertaking, agreement or covenant of the Company with any third person whether or not specifically referred to in this Agreement, the non-performance of which could cause the acceleration of indebtedness of the Company; PROVIDED, HOWEVER, that (unless and until foreclosure, sale or similar proceedings have been commenced) the Company shall have the right in good faith to contest the obligation to perform any such commitment, undertaking, agreement or covenant.

         5.12. PAYMENT OF TAXES AND ACCOUNTS. The Company will pay or cause to be paid all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its respective income, profits, or properties before the same shall become delinquent; PROVIDED, HOWEVER, that (unless and until foreclosure, sale or similar proceedings have been commended) nothing herein shall require the Company to pay or cause to be paid any such tax, assessment, charge, levy or account so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company has set aside on its books and maintained adequate reserves with respect thereto.

         5.13. MAINTENANCE OF PROPERTY. The Company will use commercially reasonable efforts to maintain or cause to be maintained the real and personal property which is required for the business of the Company in good repair, working order and condition, and from time to time will use commercially reasonable efforts to make or cause to be made all repairs, renewals, and replacements that are necessary and proper.

         5.14. INSURANCE ON PROPERTIES. The Company will maintain or cause to be maintained insurance with reputable insurance companies on such of the properties of the Company in such amounts and against such risks as is deemed sufficient by the Company's management and as is satisfactory to the Investor. The Company will furnish to the Investor, upon request, certificates signed by the President or the Chief Financial Officer of the Company setting forth a list of all insurance in force on the properties of the Company and containing a general schedule of property insured, risks insured against and amount of insurance then in force.

         5.15. PROPRIETARY ASSETS. The Company shall take all steps commercially reasonable and necessary utilizing sound business judgment to preserve and protect, when commercially warranted, its intellectual property, including without limitation patents, copyrights, trade secrets, trademarks, tradenames, and service marks used in its business.

         5.16. GUARANTEES. The Company shall not, without the prior approval of the Board of Directors (including the Investor Director) at any time become a guarantor or surety of or pledge its credit on any undertaking of a third party.

         5.17. LIQUIDATION AND DISSOLUTION. The Company will not, without the consent of either the Investor Director or the Holders of a majority of the Registrable Securities Then Outstanding, take any action to place the Company or any subsidiary in dissolution, liquidation, or receivership.

         5.18. MATERIAL NEW BUSINESSES. The Company will not, without the prior approval of the Board of Directors (including the Investor Director), directly or indirectly, engage in any business inconsistent with the core "peer to peer" technology which has been developed by the Company.

         5.19. FISCAL YEAR AND ACCOUNTING METHODS. The Company will not change its fiscal year or method of accounting (other than immaterial changes in methods), except to the extent necessary to comply with generally accepted accounting principles.

         5.20. LOANS, ADVANCES AND INVESTMENTS. The Company will not, without the prior approval of the Board of Directors (including the Investor Director), directly or indirectly, make any loan or advance to, or invest in, any person who is a stockholder, director, or officer (or a relative of any such person) of the Company, other than advances to employees for travel and other expenses incurred in the ordinary course of business.

         5.21. PENSION REFORM ACT. The Company will not permit (a) the funding requirements under ERISA with respect to any employee benefit plan established or maintained by the Company or any subsidiary to be less than the minimum required by ERISA or the regulations thereunder, or (b) any employee benefit plan established or maintained by the Company to be subject to involuntary termination proceedings.

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


         5.22. RESTRICTIVE ASSIGNMENTS. The Company will not, without the prior approval of the Board of Directors (including the Investor Director), enter into or become obligated under any agreement or contract, including (without limitation) any loan agreement, promissory note (or other evidence of indebtedness), mortgage, security agreement, or lease, which either (a) precludes or prevents the Investor from curing (on behalf of the Company) defaults, breaches or failures to perform, or (b) by its terms prevents or restricts the Company from performing its obligations under the Purchase Agreement.

         5.23.    TERMINATION. The covenants in this SECTION 5 shall terminate
(a) upon consummation of a Qualified Public Offering, or (b) Change of Control Event.

         5.24. PROFESSIONAL ADVISORS. The Investor shall have the right to approve (which shall not be unreasonably withheld or delayed) all of the Company's professional advisors, including but not limited to, the Company's accountants, attorneys, investment bankers and public relations consultants.

         5.25.    PUBLICITY.

                  (a) The Company has and shall retain the right to issue press releases and make public statements of any nature concerning its business and operations when, in its judgment, they are determined to be in the Company's best interests and would not be in conflict with applicable law; provided, however, that the Company shall not, without the prior written consent of the Investor (which consent shall not be unreasonably withheld) make any press release or public statements regarding the Investor, its relationship with the Company or the transactions contemplated by that certain Purchase Agreement (and the Related Agreements as defined therein) except that, notwithstanding the foregoing, the Company may make such disclosures and filings as may be required by applicable law without the consent of the Investor (but only to the extent required by applicable law). The Investor shall be provided with a copy of all press releases twenty four (24) hours prior to issuance by the Company.

                  (b) Subject to the confidentiality obligations of the Investor set forth in Section 1.1 of this Agreement, the Investor shall not make any public statements or press releases about the Company including, but not limited to, the transactions contemplated by the Purchase Agreement (and the Related Agreements defined therein), without the prior written consent of the Company (which consent shall not be unreasonably withheld), except that the Investor may make such disclosures and such governmental filings concerning the Company as it may be required in order to comply with the applicable law (but only to the extent required by applicable law). The Company shall be provided with a copy of all press releases and disclosures made by the Investor concerning the Company.

6.       GENERAL PROVISIONS.


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


         6.1. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:


                           if to the Investor, at:   Planet Zanett Corporate Incubator, Inc.
                                                     135 East 57th Street
                                                     15th Floor
                                                     New York, NY 10022
                                                     Attention: Claudio Guazzoni
                                                     President

                           with a copy (which shall not constitute notice hereunder) to:

                                                     Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
                                                     260 S. Broad Street
                                                     Philadelphia, PA 19102
                                                     Attention: Stephen T. Burdumy, Esquire

                           If to the Company:        GlobeDrive.Com Inc.
                                                     40 Exchange Place, Suite 1501
                                                     New York, NY 10005
                                                     Attention: Mr. Yossi Krasnjanski
                                                     President & CEO

                           with a copy (which shall not constitute notice hereunder) to:

                                                     Aieta & Greco
                                                     73 Spring Street, Suite 601
                                                     New York, NY 10012
                                                     Attention: Paul V. Greco, Esq.


         Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

         6.2. ENTIRE AGREEMENT. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         6.3. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by a construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law. The parties consent to the exclusive jurisdiction of Delaware in which to bring a cause of action.

         6.4. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         6.5. THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         6.6. SUCCESSORS AND ASSIGNS. Subject to the provisions of SECTION 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

         6.7. CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         6.8. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         6.9. COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         6.10. ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         6.11. AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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                          SIGNATURES ON FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date and year first above written.

THE COMPANY:                                     THE INVESTOR:


GLOBEDRIVE.COM INC.,                             PLANET ZANETT CORPORATE
                                                 INCUBATOR, INC.

a Delaware corporation                           a Delaware corporation



By: ______________________________               By:___________________________
         Yossi Krasnjanski                             David McCarthy
         President & CEO                               Chief Operating Officer



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